Exhibit 24


                               Power of Attorney
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I, Catherine G. West,  hereby appoint and authorize Joanne L. Bober,  Jeffrey J.
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Vawrinek, and Salil R. Virkar, together or individually to prepare, execute, and
file   (electronically   or  otherwise),   specifically   on  my  behalf  as  my
attorney-in-fact, Forms 3, 4 and 5, Forms 144, and any amendments thereto and any forms required to comply with Section 16 of the Securities Exchange Act of 1934 or similar provisions of securities laws and the rules thereunder ("Section 16 Forms"), with the Securities and Exchange Commission or any other required public authority or stock exchange regarding my transactions in J. C. Penney Company, Inc. stock or securities. By signing below, I hereby adopt as my own signature any one or more of the signatures of the individuals set forth above which may appear on such Section 16 Forms filed on my behalf.

This power of attorney shall be in full force and effect on and from the date below written and shall remain in full force and effect until the undersigned is no longer required to file Section 16 Forms with respect to the undersigned's holdings of and transactions in J. C. Penney Company, Inc. stock or securities or until specifically rescinded. By execution of this power of attorney I hereby authorize and grant the powers stated herein and revoke all powers previously granted with respect to the preparation, execution, and filing of Section 16 Forms regarding my transactions in J. C. Penney Company, Inc. stock or securities.

Dated this 30 day of July, 2006.

                                                 /s/ Catherine G. West
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